THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SUN INTERNATIONAL HOTELS LIMITED
PROXY - EXTRAORDINARY GENERAL MEETING - DECEMBER 10,1996
    The undersigned, a shareholder of Sun International Hotels Limited, a corporation organized and existing under the laws of the Commonwealth of The Bahamas (the "Company"), does hereby appoint Charles D. Adamo, Howard B. Kerzner and Kevin
DeSanctis, and each of them, as proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Extraordinary General Meeting of the Company to be held at Room 501 of the Holiday Inn Crowne Plaza, 1605 Broadway, New York, NY 10019 on December 10, 1996 at 8:30 a.m., local time, and at any adjournments, or postponements thereof, all of the Company's Ordinary Shares that the undersigned would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED AS SPECIFIED, EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED TO APPROVE THE CHARTER AMENDMENT AND IN DISCRETION. A PROXY MARKED ABSTAIN WILL BE VOTED AGAINST THE APPROVAL OF THE CHARTER AMENDMENT.

The Board of Directors of the company recommends a vote FOR approval of the Charter Amendment.

Shareholders are encouraged to vote on the matter to be considered.

The undersigned hereby acknowledged receipt of the Notice of Extraordinary General Meeting and related Proxy Statement/Prospectus, both dated November 1, 1996.

(continued, and to be signed on reverse side)

P
R
O
X
Y

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The undersigned hereby instructs said proxies or their substitutes:
1.  To approve the Charter Amendment

For

X

Against

X

Abstain

X

The Board of Directors recommends a vote FOR approval of the Charter Amendment.

2. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof.

Address Change

If you have noted an Address Change on the reverse side of this card, mark here.

ADDRESS CHANGE

MARK HERE

X

PROXY DEPARTMENT
NEW YORK, N.Y.  10203-0326

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears in your account. If stock is held jointly, signature should include both names. Executors, Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.

DATE
     ------------------------, 1996

-----------------------------, (L.S.)

-----------------------------, (L.S.)
        Signature(s)

PLEASE MARK BOXES (X) IN BLACK OR BLUE INK

X